EXHIBIT 21

LIST OF THE SUBSIDIARIES OF THE COMPANY

(Jurisdiction of incorporation as noted in parenthesis)

The direct and indirect subsidiaries of Walter Industries, Inc. are:

1.               Best Insurors, Inc. (FL)

2.               Blue Creek Coal Sales, Inc. (AL)

3.               Cardem Insurance Co., Ltd. (Bermuda)

4.               Coast to Coast Advertising, Inc. (FL)

5.               Dixie Building Supplies, Inc. (FL)

6.               Hamer Properties, Inc. (WV)

7.               Homes Holdings Corporation (DE)

a.               Jim Walter Homes, Inc. (FL) (a subsidiary of Homes Holdings Corporation)

i.                  Crestline Homes, Inc. (NC) (a subsidiary of Jim Walter Homes, Inc.)

ii.               Dream Homes, Inc. (TX) (subsidiary of Jim Walter Homes, Inc.)

iii.            Dream Homes USA, Inc. TX (a subsidiary of Jim Walter Homes, Inc.)

iv.           Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

v.              Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

8.               J.W.I. Holdings Corporation (DE)

a.               J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

9.               Jefferson Warrior Railroad Company, Inc. (AL)

10.         Jim Walter Resources, Inc. (AL)

a.               Black Warrior Transmission Corp. (50 % owned by Jim Walter Resources, Inc.)

b.              Black Warrior Methane Corp. (50 % owned by Jim Walter Resources, Inc.)

11.         Jingmen Pratt Valve Co., Ltd. (Republic of China) (a subsidiary of Henry Pratt International, LLC)

12.         Land Holdings Corporation (DE)

a.               Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

13.         Mid-State Holdings Corporation (DE)

a.               Mid-State Homes, Inc. (FL) (a subsidiary of Mid-State Holdings Corporation)

i.                                          Mid-State Trust IV (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

ii.                                       Mid-State Trust VI (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

iii.                                    Mid-State Trust VII (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

iv.                                   Mid-State Trust VIII (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

v.                                      Mid-State Trust IX (a business trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

vi.                                   Mid-State Trust X (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

vii.                                Mid-State Trust XI (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

viii.                             Mid-State Trust XIV (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Homes, Inc.)

b.                                      Mid-State Capital Corporation (DE)(a subsidiary of Mid-State Holdings Corporation)

i.                  Mid-State Capital Corporation 2004-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital Corporation.)

ii.               Mid-State Capital Corporation 2005-1 Trust (a statutory trust of which 100% of the beneficial interest in the trust is held by Mid-State Capital Corporation.)

14.         Mueller Canada Holdings Corp. (Canada) (a subsidiary of Muller Co., Ltd.)

15.         Mueller Canada Ltd. (Canada) (a subsidiary of Muller Canada Holdings Corp.)

16.         Mueller Water Products, Inc. (DE)

a.               Mueller Group, LLC (DE) (Wholly-owned subsidiary of Mueller Water Products, Inc)

i.                  Mueller International, Inc. (DE)  (a subsidiary of Mueller Group, LLC)

1.               Mueller International, L.L.C. (DE) (a subsidiary of Mueller International, Inc.)

ii.               Mueller International Finance, Inc. (DE) (a subsidiary of Mueller Group, LLC)

1.               Mueller International Finance, L.L.C. (DE)

2.               Mueller Financial Services, LLC (DE)

i.                  Hunt Industries, LLC (DE) (a subsidiary of Mueller Financial Services, LLC)

iii.            Mueller Group Co-Issuer, Inc. (DE ) (a subsidiary of Mueller Group, LLC)

iv.           MCO 2, LLC (AL) (a subsidiary of Mueller Group, LLC)

v.              MCO 1, LLC (AL) (a subsidiary of Mueller Group, LLC)

i.                  Mueller Co. Ltd. (AL) (MCO 1, LLC is General Partner)

1.               Anvil 2, LLC (DE) (a subsidiary of Mueller Co. Ltd.)

2.               Anvil 1, LLC (DE) (a subsidiary of Mueller Co. Ltd.)

a.               Anvil International, LP (DE) (Anvil 1, LLC is General Partner)

i.                  Anvil International LLC (DE) (a subsidiary of Anvil International, LP)

ii.               AnvilStar, LLC (DE) (a subsidiary of Anvil International, LP)

iii.            J. B. Smith Mfg Co., LLC (DE) (a subsidiary of Anvil International, LP)

3.               Henry Pratt Company, LLC (DE) (a subsidiary of Mueller Co. Ltd.)

i.                  Henry Pratt International, LLC (DE) (a subsidiary of Henry Pratt Company, LLC)

ii.               Hydro Gate LLC (DE) (a subsidiary of Henry Pratt Company, LLC)

iii.            Milliken Valve, LLC (DE) (a subsidiary of Henry Pratt Company, LLC)

4.               Hersey Meters Co., LLC (DE) (a subsidiary of Mueller Co. Ltd.)

5.               James Jones Company, LLC (DE) (a subsidiary of Mueller Co. Ltd.)

6.               Mueller Service Co., LLC (DE) (a subsidiary of Mueller Co. Ltd.)

vi.           United States Pipe and Foundry Company, LLC (AL) (a subsidiary of Mueller Group, LLC)

17.         Sloss Industries Corporation (DE)

18.         SP Machine Inc. (DE) (formerly Southern Precision Corporation)

19.         United Land Corporation (DE)

a.               United Land Corporation owns 51% of the interest in Kodiak Mining Company, LLC, a Delaware limited liability company

20.                                 V Manufacturing Company (DE) (formerly known as Vestal Manufacturing Company)

21.                                 Walter Mortgage Company (DE)

22.                                 Walter Mortgage Servicing, Inc. (FL)

The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2005.